UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 14, 2017 (December 12, 2017)

CATALYST BIOSCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51173	56-2020050
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

260 Littlefield Ave. South San Francisco, California (Address of principal executive offices)	94080 (Zip Code)

(650) 266-8674

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 12, 2017, the Board of Directors (the “Board”) of Catalyst Biosciences, Inc. (the “Company”) approved an increase in the authorized number of directors of the Board to nine members and then appointed Edward Williams as a member of the Board, effective January 1, 2018, to fill the vacancy on the Board. Mr. Williams was appointed as a Class I director whose term will expire as of the 2019 annual stockholders’ meeting. The Board has not appointed Mr. Williams to any board committees at this time.

Mr. Williams served from January 2014 to January 2017 as Senior Vice-President of Biopharmaceuticals at Novo Nordisk Inc., where he was responsible for the general management of all aspects of the biotechnology business for the U.S. in three therapeutic areas, including hemophilia. From March 2006 through January 2014, Mr. Williams was vice president of sales in the Respiratory and Dermatology Business Unit at Novartis Pharmaceuticals Corp., where he ran all sales aspects of the respiratory and dermatology businesses. Before joining Novartis, Mr. Williams held numerous sales and marketing positions of increasing responsibility for more than 20 years at Pharmacia & Upjohn Company (acquired by Pfizer in 2002). Mr. Williams earned a B.S. in biology and chemistry from Marshall University.

As a non-employee director, consistent with the Company’s director compensation policy, in connection with his appointment to the Board, Mr. Williams will be granted a non-qualified stock option to purchase 10,000 shares of common stock of the Company, which option will vest monthly over three years, subject to continued service. At each annual meeting of stockholders, Mr. Williams will also receive an annual non-qualified stock option to purchase 5,000 shares of common stock of the Company, which will vest over one year. In addition, Mr. Williams is entitled to an annual cash retainer of $35,000 for his service on the Board, payable on a quarterly basis. This retainer may be irrevocably elected on an annual basis to be received in the form of fully vested shares of common stock of the Company in lieu of cash.

No “family relationship,” as that term is defined in Item 401(d) of Regulation S-K, exists among Mr. Williams, on the one hand, and any of the Company’s directors or executive officers, on the other hand.

Also on December 14, 2017, the Company announced the resignation of Dr. Harold E. Selick from the Company’s Board of Directors, effective February 15, 2018. Dr. Selick’s resignation is not the result of any disagreement with the Company related to its operations, policies or practices. The Board has appointed Augustine (Gus) Lawlor to serve as Chairman of the Board effective February 15, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CATALYST BIOSCIENCES, INC.

Date: December 14, 2017	/s/ Nassim Usman
Nassim Usman, Ph.D.
President and Chief Executive Officer